EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Expeditors International of Washington, Inc.:
We consent to the incorporation by reference in the registration statements (No. 33-67066, No. 333-88818, No. 333-142814, No. 333-151204, No. 333-159316, No. 333-166657, No. 333-174057, No. 333-181472, No. 333-189093, No. 333-196057, No. 333-204753, No. 333-211424 and No. 333-218037) on Form S-8 of Expeditors International of Washington, Inc. of our reports dated February 23, 2018, with respect to the consolidated balance sheets of Expeditors International of Washington, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of earnings, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Expeditors International of Washington, Inc.

/s/ KPMG LLP
Seattle, Washington
February 23, 2018